EXHIBIT 99.1

Consolidated Communications Reports First Quarter 2015 Results

  Increased year over year commercial and carrier revenue by 3.7%
  Delivered over 3,100 net data adds
  Signed agreements for 200 new fiber to the cell tower sites
  Achieved an additional $2.0 million in annual synergies

MATTOON, Ill., May 7, 2015 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq:CNSL) reported results for the first quarter 2015.

First quarter financial summary:

  Revenue was $192.6 million.
  Net cash from continuing operations was $52.4 million.
  Adjusted EBITDA was $79.7 million.
  Dividend payout ratio was 71.4%.

"We kicked off 2015 with a solid quarter both financially and operationally," said Bob Udell, President and Chief Executive Officer. "The results reflect our success in generating growth in our strategic areas and offsetting legacy revenue declines. Our broadband additions were strong, and we continued to upsell customers to our higher speed offerings."

"With the Enventis acquisition now six months behind us, I could not be more pleased with how the assets have performed and how well our team has executed in integrating the companies. We are delivering on our plans and, during the quarter, achieved an additional $2.0 million in annual synergies. In addition, we signed agreements for a record 200 fiber to the tower sites with a majority of these coming from the Enventis markets," Udell concluded.

Pro Forma Financial Results for the First Quarter

As reflected in the tables provided in this release, Consolidated has improved its revenue and metric presentations to provide more meaningful information aligned with the strategic management of the business. In an effort to provide an orderly transition, Consolidated has provided revenues in both the old format and the new format, which includes historical information for the last five quarters. In future periods, revenues will be provided in the new format only.

  Revenues were $192.6 million, compared to $193.9 million for the first quarter of 2014. Excluding the $1.4 million decline in equipment sales and service, revenues increased by $0.1 million. We continued to deliver strong growth in our strategic sales channels of commercial and carrier. Consumer revenues in the quarter were flat compared to the same period last year.
  Income from operations was $26.7 million, compared to $26.2 million in the first quarter of 2014. The increase was primarily due to synergy realization from the Enventis acquisition and other efficiency improvements. These cost savings were partially offset by continued increases in video programming expenses.
  Interest expense, net was $20.7 million, compared to $22.0 million for the same period last year. The improvement in interest cost was attributable to the fourth quarter 2014 repurchases of $73 million in 10 7/8% senior notes due 2020 which were replaced using excess funding from our 6.5% senior notes due 2022 and our revolver.
  Other income, net was $6.4 million, compared to $7.4 million for the same period in 2014. The current quarter included a $0.8 million non-cash impairment loss for our investment in Central Valley Independent Network, LLC ("CVIN"). In the first quarter of last year, a $0.7 million non-cash loss was recognized for the sale of a building in Pennsylvania.  Cash distributions from our Verizon Wireless partnerships were $7.1 million compared to $9.1 million for the first quarter of 2014.
  Adjusted diluted net income per share excludes items in the manner described in the table provided in this release. Adjusted diluted net income per share for the current quarter was $0.20 compared to $0.18 for the prior year period. Prior to the adjustments, diluted net income per common share was $0.15 compared to $0.14 in the first quarter of 2014.
  Adjusted EBITDA was $79.7 million compared to $83.4 million for the same period in 2014.
  The total net debt to last twelve month adjusted EBITDA coverage ratio was 4.20 times to one.

Cash Available to Pay Dividends

For the quarter, cash available to pay dividends, or CAPD, was $27.3 million, and the dividend payout ratio was 71.4%. At March 31, 2015, cash and cash equivalents were $9.3 million. Capital expenditures for the quarter were $32.6 million.

Financial Guidance

Consolidated is reiterating its full year guidance. The table below reflects pro forma results for the full year of 2014.

	2015 Guidance	2014 Pro Forma Results

Cash Interest Expense	$78.0 million to $81.0 million	$81.4 million
Cash Income Taxes	$4.0 million to $8.0 million	$12.4 million
Capital Expenses*	$122.0 million to $129.0 million	$131.3 million

*2015 capital guidance includes $5.2 million of integration related expenses.

Dividend Payments

On May 4, 2015, Consolidated's board of directors declared its next quarterly dividend of $0.38738 per common share, which is payable on August 1, 2015 to stockholders of record at the close of business on July 15, 2015. This will represent the 40th consecutive quarterly dividend paid by the Company.

Conference Call Information

The Company will host a conference call today at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time to discuss first quarter earnings and developments with respect to the Company. The call is being webcast and archived on the "Investor Relations" section of the Company's website at http://www.consolidated.com. If you do not have internet access, the conference call dial-in number is 1-877-374-3981 with pass code 22705444. International parties can access the call by dialing 1-253-237-1158. A telephonic replay of the conference call will also be available starting three hours after completion of the call until May 14, 2015 at midnight Eastern Time. To hear the replay, parties in the United States and Canada should call 1-855-859-2056 and international parties should call 1-404-537-3406.

Use of Non-GAAP Financial Measures

This press release, as well as the conference call, includes disclosures regarding "EBITDA", "adjusted EBITDA", "cash available to pay dividends" and the related "dividend payout ratio", "total net debt to last twelve month adjusted EBITDA coverage ratio", "adjusted diluted net income per share" and "adjusted net income attributable to common stockholders", all of which are non-GAAP financial measures and described in this section as not being in compliance with Regulation S-X. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented. The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented with the reconciliation to net income. EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on a historical basis.

Cash available to pay dividends represents adjusted EBITDA plus cash interest income less (1) cash interest expense, (2) capital expenditures and (3) cash income taxes; this calculation differs in certain respects from the similar calculation used in our credit agreement.

We present adjusted EBITDA, cash available to pay dividends and the related dividend payout ratio for several reasons. Management believes adjusted EBITDA, cash available to pay dividends and the dividend payout ratio are useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt) and pay dividends. In addition, we have presented adjusted EBITDA, cash available to pay dividends and the dividend payout ratio to investors in the past because they are frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting them here provides a measure of consistency in our financial reporting. Adjusted EBITDA and cash available to pay dividends, referred to as Available Cash in our credit agreement, are also components of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt and to pay dividends. The definitions in these covenants and ratios are based on adjusted EBITDA and cash available to pay dividends after giving effect to specified charges. In addition, adjusted EBITDA, cash available to pay dividends and the dividend payout ratio provide our board of directors with meaningful information to determine, with other data, assumptions and considerations, our dividend policy and our ability to pay dividends under the restrictive covenants in our credit agreement and to measure our ability to service and repay debt.  We present the related "total net debt to last twelve month adjusted EBITDA coverage ratio" principally to put other non-GAAP measures in context and facilitate comparisons by investors, security analysts and others; this ratio differs in certain respects from the similar ratio used in our credit agreement. These measures differ in certain respects from the ratios used in our Senior Notes indenture.

These non-GAAP financial measures have certain shortcomings. In particular, adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Similarly, while we may generate cash available to pay dividends, we are not required to use any such cash to pay dividends, and the payment of any dividends is subject to declaration by our board of directors, compliance with applicable law and the terms of our credit agreement. Because adjusted EBITDA is a component of the dividend payout ratio and the ratio of total net debt to last twelve month adjusted EBITDA, these measures are also subject to the material limitations discussed above. In addition, the ratio of total net debt to last twelve month adjusted EBITDA is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes these ratios are useful as a means to evaluate our ability to incur additional indebtedness in the future.

We present the non-GAAP measures adjusted diluted net income per share and adjusted diluted net income attributable to common stockholders because our net income and net income per share are regularly affected by items that occur at irregular intervals or are non-cash items. We believe that disclosing these measures assists investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry.

About Consolidated

Consolidated Communications Holdings, Inc. is a leading communications provider within its eleven state operations. Headquartered in Mattoon, IL, the Company has been providing services in many of its markets for over a century. The Company leverages its advanced fiber optic network and multiple data centers to offer a wide range of communications services, including data, voice, video, managed services, cloud computing and wireless backhaul.

Safe Harbor

The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions.  Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results.  There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements.  These risks and uncertainties include our ability to successfully integrate Enventis' operations and realize the synergies from the acquisition, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; various risks to shareholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt and to pay dividends on the common stock; restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict.  Moreover, forward-looking statements necessarily involve assumptions on our part.  These forward-looking statements generally are identified by the words "believe", "expect", "anticipate", "estimate", "project", "intend", "plan", "should", "may", "will", "would", "will be", "will continue" or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated Communications Holdings, Inc. and its subsidiaries to be different from those expressed or implied in the forward-looking statements.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release.  Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

Consolidated Communications Holdings, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except par value)
(Unaudited)
	March 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$ 9,339	$ 6,679
Accounts receivable, net	74,672	77,536
Income tax receivable	14,116	18,940
Deferred income taxes	13,374	13,374
Prepaid expenses and other current assets	20,892	17,616
Total current assets	132,393	134,145

Property, plant and equipment, net	1,129,757	1,137,478
Investments	114,641	115,376
Goodwill	764,630	764,630
Other intangible assets	53,228	56,322
Deferred debt issuance costs, net and other assets	18,707	19,313
Total assets	$ 2,213,356	$ 2,227,264

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 11,433	$ 15,277
Advance billings and customer deposits	30,961	31,933
Dividends payable	19,527	19,510
Accrued compensation	23,536	32,581
Accrued interest	16,369	6,784
Accrued expense	40,835	39,698
Current portion of long-term debt and capital lease obligations	9,931	9,849
Current portion of derivative liability	583	443
Total current liabilities	153,175	156,075

Long-term debt and capital lease obligations	1,359,725	1,356,753
Deferred income taxes	246,734	246,665
Pension and other post-retirement obligations	117,859	122,363
Other long-term liabilities	15,279	14,579
Total liabilities	1,892,772	1,896,435

Shareholders' equity:
Common stock, par value $0.01 per share; 100,000,000 shares authorized, 50,515,950 and 50,364,579, shares outstanding as of March 31, 2015 and December 31, 2014, respectively	505	504
Additional paid in capital	346,775	357,139
Accumulated other comprehensive loss, net	(31,541)	(31,640)
Noncontrolling interest	4,845	4,826
Total shareholders' equity	320,584	330,829
Total liabilities and shareholders' equity	$ 2,213,356	$ 2,227,264

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Net revenues	$ 192,578	$ 149,648
Operating expenses:
Cost of services and products	79,892	55,300
Selling, general and administrative expenses	41,948	32,575
Acquisition and other transaction costs	437	289
Depreciation and amortization	43,556	35,542
Income from operations	26,745	25,942
Other income (expense):
Interest expense, net of interest income	(20,674)	(19,831)
Other income, net	6,384	7,433
Income before income taxes	12,455	13,544
Income tax expense	4,626	5,122
Net income	7,829	8,422

Less: net income attributable to noncontrolling interest	19	98

Net income attributable to common shareholders	$ 7,810	$ 8,324

Net income per basic and diluted common share attributable to common shareholders	$ 0.15	$ 0.20

Consolidated Communications Holdings, Inc.
Pro Forma Condensed Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
		Pro Forma
	2015	2014

Net revenues	$ 192,578	$ 193,888
Operating expenses:
Operating expenses (exclusive of depreciation and amortization)	122,277	120,331
Depreciation and amortization	43,556	47,398
Income from operations	26,745	26,159
Other income (expense):
Interest expense, net of interest income	(20,674)	(21,951)
Other income, net	6,384	7,433
Income from before income taxes	12,455	11,641
Income tax expense	4,626	4,450
Net Income	7,829	7,191
Less: net income attributable to noncontrolling interest	19	98

Net income attributable to common shareholders	$ 7,810	$ 7,093

Net income per basic and diluted common share attributable to common shareholders	$ 0.15	$ 0.14

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
OPERATING ACTIVITIES
Net income	$ 7,829	$ 8,422
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	43,556	35,542
Cash distributions from wireless partnerships in excess of/(less than) earnings	358	729
Non- cash stock-based compensation	813	784
Amortization of deferred financing	943	630
Other adjustments, net	686	1,391
Changes in operating assets and liabilities, net	(1,781)	896
Net cash provided by operating activities	52,404	48,394
INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(32,552)	(25,405)
Proceeds from sale of assets	29	1,241
Net cash used in investing activities	(32,523)	(24,164)
FINANCING ACTIVITIES
Proceeds on issuance of long-term debt	20,000	10,000
Payment of capital lease obligation	(222)	(157)
Payment on long-term debt	(17,275)	(17,275)
Repurchase and retirement of common stock	(214)	--
Dividends on common stock	(19,510)	(15,520)
Net cash used in financing activities	(17,221)	(22,952)
Net change in cash and cash equivalents	2,660	1,278
Cash and cash equivalents at beginning of period	6,679	5,551
Cash and cash equivalents at end of period	$ 9,339	$ 6,829

Consolidated Communications Holdings, Inc.
Consolidated Revenue by Category
(Dollars in thousands)
(Unaudited)

	PRO FORMA
	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15
Commercial and carrier:
Data and transport services (includes VoIP)	$ 41,503	$ 42,198	$ 43,110	$ 43,668	$ 45,280
Voice services	26,582	26,937	26,573	26,098	25,865
Other	2,999	3,079	2,966	3,394	2,561
	71,084	72,214	72,649	73,160	73,706
Consumer:
Broadband (VoIP, Data and Video)	52,665	53,885	53,595	53,465	53,775
Voice services	16,906	16,673	16,609	16,014	15,506
	69,571	70,558	70,204	69,479	69,281

Equipment Sales and Service	12,248	17,407	22,224	11,008	10,853
Subsidies	14,667	14,851	14,040	14,348	14,392
Network Access	21,476	20,802	19,680	19,789	19,399
Other products and services	4,842	4,928	4,652	4,864	4,947
Total operating revenue	$ 193,888	$ 200,760	$ 203,449	$ 192,648	$ 192,578

Consolidated Communications Holdings, Inc.
Consolidated Revenue by Category
(Dollars in thousands)
(Unaudited)

	PRO FORMA
	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15

Local calling service	30,436	30,980	30,472	29,905	29,281
Network access revenues	30,044	29,252	28,439	28,370	28,451
Subsidies	14,667	14,851	14,040	14,348	14,392
Long distance services	5,964	5,922	5,778	5,613	5,628
Data and internet service	79,951	81,696	82,031	82,153	84,260
Equipment sales and services	12,248	17,407	22,224	11,008	10,853
Other services	20,578	20,652	20,465	21,251	19,713
Total	193,888	200,760	203,449	192,648	192,578

Consolidated Communications Holdings, Inc.
Schedule of Adjusted EBITDA Calculation
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
		Pro forma
	2015	2014
Net income	$ 7,829	$ 7,191
Add (subtract):
Income tax expense	4,626	4,450
Interest expense, net	20,674	21,951
Depreciation and amortization	43,556	47,398
EBITDA	76,685	80,990

Adjustments to EBITDA (1):
Other, net (2)	(4,901)	(7,668)
Investment distributions (3)	7,079	9,086
Non-cash compensation (4)	813	1,015

Adjusted EBITDA	$ 79,676	$ 83,423

Footnotes for Adjusted EBITDA:
(1) These adjustments reflect those required or permitted by the lenders under our credit agreement.
(2) Other, net includes the equity earnings from our investments, dividend income, income attributable to noncontrolling interests in subsidiaries, acquisition and non-recurring related costs and certain miscellaneous items.
(3) Includes all cash dividends and other cash distributions received from our investments.
(4) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA.

Consolidated Communications Holdings, Inc.
Cash Available to Pay Dividends
(Dollars in thousands)
(Unaudited)

Three Months Ended
March 31, 2015

Adjusted EBITDA	$ 79,676

- Cash interest expense	(19,985)
- Capital expenditures	(32,552)
- Cash income taxes	197

Cash available to pay dividends	$ 27,336

Dividends Paid	$ 19,510
Payout Ratio	71.4%

* The above calculation excludes the principal payments on the amortization of our debt

Consolidated Communications Holdings, Inc.
Total Net Debt to LTM Adjusted EBITDA Ratio
(Dollars in thousands)
(Unaudited)

Summary of Outstanding Debt
Term loan, net of discount $3,797	$ 894,828
Revolving loan	44,000
Senior unsecured notes due 2020, net of discount of $1,054	226,164
Senior unsecured notes due 2022	200,000
Capital leases	4,664
Total debt as of March 31, 2015	$ 1,369,656
Less cash on hand	(9,339)
Total net debt as of March 31, 2015	$ 1,360,317

Adjusted EBITDA for the last twelve months ended March 31, 2015	$ 324,306

Total Net Debt to last twelve months
Adjusted EBITDA	4.20x

Consolidated Communications Holdings, Inc.
Adjusted Net Income and Net Income Per Share
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
		Pro Forma
	March 31,	March 31,
	2015	2014
Net income (loss)	$ 7,829	$ 7,191
Transaction and severance related costs, net of tax	1,344	760
Loss related to sale of building, net of tax	--	457
Impairment charge for CVIN investment, net of tax	526	--
Non-cash stock compensation, net of tax	511	627
Adjusted net income	$ 10,211	$ 9,036

Weighted average number of shares outstanding	50,148	50,021
Adjusted diluted net income per share	$ 0.20	$ 0.18

* Calculations above assume a 37.1% and 38.2% effective tax rate for the three months ended March 31, 2015 and 2014, respectively.

Consolidated Communications Holdings, Inc.
Key Operating Statistics
(Unaudited)

	31-Mar-15	31-Dec-14	% Change in Qtr	31-Mar-14	% Change yoy

Voice Connections	498,121	503,120	(1.0%)	519,361	(4.1%)

Data and Internet Connections	446,621	443,489	0.7%	439,551	1.6%

Video Connections	123,208	124,229	(0.8%)	124,463	(1.0%)

Business and Broadband as % of total revenue	80%	80%	0.0%	79%	1.3%

Fiber network miles (including long-haul and metro)	13,038	12,814	1.7%	12,400	5.1%

On-net buildings	4,804	4,768	0.8%	4,660	3.1%

Consumer Customers	274,484	276,466	(0.7%)	282,927	(3.0%)

Consumer ARPU	$84.13	$83.77	0.4%	$81.88	2.8%

Note:
BB% includes commercial/carrier, equipment sales, directory, special access and consumer broadband
All periods are pro forma for the Enventis acquisition
CONTACT: Company Contact:
         Matt Smith
         Treasurer and VP of Finance & IR
         217-258-2959
         matthew.smith@consolidated.com